Exhibit 21.1
Subsidiaries of Lender Processing Services, Inc.

Name of Subsidiary	Jurisdiction of Incorporation
A.S.A.P. Legal Publication Services, Inc.	CA
APTitude Solutions, Inc.	FL
Arizona Sales and Posting, Inc.	AZ
Chase Vehicle Exchange, Inc.	DE
DOCX, LLC	GA
DPN, LLC	NV
Espiel, Inc.	DE
Fidelity National Loan Portfolio Services, Inc.	CA
Fidelity National Real Estate Solutions, LLC	DE
Financial Systems Integrators, Inc.	DE
FIS Capital Markets, LLC	DE
FIS Data Services, Inc.	CA
FIS Tax Services, Inc.	CA
FIS Valuation Solutions, LLC	CA
FNIS Flood Group, LLC	DE
FNIS Flood of California, LLC	DE
FNIS Intellectual Property Holdings, Inc.	DE
FNIS Services, Inc.	DE
FNRES Holdings, Inc.	DE
FNRES Insurance Services, LLC	DE
FNRES License Holdings, Inc.	DE

Name of Subsidiary	Jurisdiction of Incorporation
Geotrac, Inc.	DE
Go Apply LLC	NV
Go Holdings, Inc.	DE
Indiana Residential Nominee Services, LLC	IN
I-Net Reinsurance, Ltd.	Turks & Caicos
Investment Property Exchange Services, Inc.	CA
Lender Processing Services, Inc.	DE
Lender’s Service Title Agency, Inc.	OH
LPS Agency Sales and Posting, Inc.	CA
LPS Asset Management Solutions, Inc.	CO
LPS Field Services, Inc.	DE
LPS Foreclosure Solutions, Inc.	DE
LPS IP Holding Company, LLC	DE
LPS Management, LLC	DE
LPS Mortgage Processing Solutions, Inc.	DE
LPS National Flood, LP	DE
LPS National Flood, LP	DE
LPS Portfolio Solutions, LLC	DE
LRT Record Services, Inc.	TX
LSI Alabama, LLC	AL
LSI Appraisal, LLC	DE
LSI Maryland, Inc.	MD
LSI Title Agency Inc.	IL
LSI Title Company	CA
LSI Title Company of Oregon, LLC	OR

Name of Subsidiary	Jurisdiction of Incorporation
LSI Title Insurance Agency of Utah, inc.	UT
Maine Residential Nominee Services, LLC	ME
Massachusetts Residential Nominee Services, LLC	MA
McDash Analytics LLC	CO
National Residential Nominee Services, Inc.	DE
National Safe Harbor Exchanges	CA
National Title Insurance of New York Inc.	NY
NewInvoice, LLC	GA
OnePointCity, LLC	OH
RealEC Data Exchange, LLC	DE
RealEC Technologies, Inc.	DE
RealInfo, LLC	IL
Softpro, LLC	DE
Strategic Property Investments, Inc.	DE
Vermont Residential Nominee Services, LLC	VT